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                                                                     EXHIBIT 4.6

      NEITHER THIS WARRANT NOR ANY SECURITIES THAT MAY BE ISSUED UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS WARRANT AND ANY SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS SO REGISTERED AND QUALIFIED UNDER ALL APPLICABLE SECURITIES LAWS, OR UNLESS THE HOLDER DEMONSTRATES TO THE ISSUER'S SATISFACTION THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

                             STOCK PURCHASE WARRANT

                                    Issued To

                          ALPINVEST INTERNATIONAL B.V.

                                                                 August 14, 2000

      This Stock Purchase Warrant (the "Warrant") is one of several Stock Purchase Warrants in similar form being issued by EpiCept Corporation, a Delaware corporation (the "Company"), on or about the date hereof (the "Warrants") in connection with the issuance by the Company on or about the date hereof to the initial registered holders of the Warrants of convertible term notes in the aggregate principal amount of $1,000,000 (the "Convertible Term Notes").

      For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company hereby certifies that, subject to the terms and conditions set forth herein, Alpinvest International B.V., or any subsequent registered holder of this Warrant, is entitled to purchase from the Company at any time or from time to time before 5:00 p.m. (New Jersey time) on August 15, 2010, such number of fully paid and nonassessable shares of the such class of the Company's preferred stock for such purchase price per share as shall be determined in accordance with Section 1(a) of this Warrant, subject to adjustments as set forth in Sections 4 and 6.

      1.    EXERCISE OF WARRANT.

      (a)   CLASS OF PREFERRED STOCK, EXERCISE PRICE, NUMBER OF SHARES.

            (i) In the event that the Company consummates a Qualifying Financing (as defined in the Convertible Term Notes) on or before November 15, 2000, then the class of the Company's preferred stock for which this Warrant shall initially be exercisable shall be the Next Round Preferred Stock (as defined in the Convertible Term Notes), the purchase price per share of Next Round Preferred Stock shall be the lowest price per share paid by any purchaser in the Qualifying Financing, and the total number of shares of Next Round Preferred Stock issuable under this Warrant shall be calculated as follows:

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            N = $140,000/E

      E = the lowest price per share paid by any purchaser in the Qualifying
          Financing

            (ii) In the event that the Company does not consummate a Qualifying Financing (as defined in the Convertible Term Notes) on or before November 15, 2000, then the class of the Company's preferred stock for which this Warrant shall initially be exercisable shall be the Company's Series B Convertible Preferred Stock, $.01 par value per share ("Series B Preferred Stock"), the purchase price per share of Series B Preferred Stock shall be $1.50 per share, and the total number of shares of Series B Preferred Stock issuable under this Warrant shall be 93,333.

            (iii) The class of the Company's preferred stock initially issuable hereunder is hereinafter referred to as the "Preferred Stock" and the purchase price per share of Preferred Stock payable hereunder is hereinafter referred to as the "Exercise Price."

      (b) MECHANICS OF EXERCISE. This Warrant may be exercised by the registered holder hereof by surrender to the Company of this Warrant, with the attached form of subscription agreement duly executed by such holder, accompanied by payment equal to the aggregate purchase price for the securities for which this Warrant is then being exercised according to Section 3 hereof.

      (c) WARRANT REGISTER. The Company shall maintain at its office (or at such other office or agency of the Company as it may from time to time designate in writing to the Warrantholder), a register containing the name and address of the holder of this Warrant. The registered holder of this Warrant shall be the person in whose name this Warrant is originally issued and registered, unless a subsequent holder shall have presented to the Company the Warrant, duly assigned to him, for inspection, and a written notice of his acquisition of the Warrant and designating in writing the address of such holder, in which ease such subsequent holder of the Warrant shall become a subsequent registered holder, and a Warrantholder as defined herein. Any Warrantholder may change his address as shown on such register by written notice to the Company requesting such change. Any written notice required or permitted to be given to any Warrantholder shall be delivered in person or duly sent by first class mail postage prepaid (other than in the case of notices to non-U.S. residents) or fax or DHL, Federal Express or other recognized express international courier service, addressed to such Warrantholder at his address as shown on such register.

      (d) WARRANT AGENT. In the event that a bank or trust company is appointed as trustee for the holder of this Warrant pursuant to Section 4(b) hereof, such bank or trust company will have all the powers and duties of a warrant agent appointed pursuant to Section 9 hereof and will accept, in its own name for the account of the Company or such successor entity as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, upon exercise of this Warrant.

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      (e) EXPIRATION. This Warrant and the registered holder's rights hereunder will expire as of 5:00 P.M. (New Jersey time) on August 15, 2010. Upon and after the Automatic Conversion Effective Time (as defined in Section 6), the right to purchase shares of Preferred Stock granted herein shall terminate, and this Warrant shall represent the right to purchase shares of the Common Stock, par value $0.01 per share, of the Company ("Common Stock") as provided in Section 6 hereof.

      2.    DELIVERY OF CERTIFICATES; FRACTIONAL SHARES.

      (a) DELIVERY OF CERTIFICATES. As soon as is practicable after any exercise of this Warrant, the Company, at its own expense, will deliver to the registered holder hereof one or more certificates representing the securities to which such holder is entitled in respect of such exercise, together, in the case of any partial exercise, with a new Warrant representing the unexercised portion hereof.

      (b) FRACTIONAL SHARES. In the event that any exercise of this Warrant would, but for the provisions of this Section 2(b), result in the issuance of any fractional share of capital stock, then in lieu of such fractional share the registered holder hereof will be entitled to cash equal to the fair market value of such fractional share, as determined in good faith by the Company's Board of Directors,

      3. PAYMENT OF EXERCISE PRICE. The Exercise Price may be paid at the holder's election either by cash, certified or official bank check payable to the order of the Company, or wire transfer to its account, or by the net issuance method as described below:

      (a) Prior to the Automatic Conversion Effective Time (as defined in
Section 6), the Company shall issue Preferred Stock under the net issuance method in accordance with the following formula:

          X = (Y)(A-B)/A

Where:    X = the number of shares of Common Stock to be issued to the holder

          Y = the number of shares of Common Stock requested to be exercised under this Warrant

          A = the current fair market value of one (1) share of Common Stock

          B = the Exercise Price

      As used herein, the current fair market value of a share of Preferred Stock shall mean the price per share which the Company could obtain from a willing buyer for shares of Preferred Stock, as determined in good faith by the Company's Board of Directors, unless the Company shall become subject to a merger, consolidation or other acquisition pursuant to which the holders of Preferred Stock receive securities and/or other property in exchange for their Preferred Stock, in which case the fair market value of Preferred

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Stock shall be deemed to be the value of the securities and other property received by the holders of the Preferred Stock per share of Preferred Stock pursuant to such merger, consolidation or other acquisition.

      (b) Upon and after the Automatic Conversion Effective Time, the Company shall issue Common Stock under the net issuance method in accordance with the following formula:

          X = (Y)(A-B)/A

Where:    X = the number of shares of Common Stock to be issued to the holder

          Y = the number of shares of Common Stock requested to be exercised under this Warrant

          A = the current fair market value of one (1) share of Common Stock

          B = the Exercise Price

      As issued herein, current fair market value of Common Stock shall mean with respect to each share of Common Stock:

            (i) if the exercise is in connection with the Company's initial public offering of Common Stock, and if the Company's Registration Statement relating to such public offering has been declared effective by the SEC, then the initial "Price to Public" specified in the final prospectus with respect to the offering;

            (ii) if this Warrant is exercised after, and not in connection with, the Company's initial public offering of Common Stock and

                  (A) if the Common Stock is traded on a national securities exchange or quoted on the Nasdaq Stock Market, the fair market value shall be deemed to be the average of the closing prices over a twenty-one (21) day period ending three days before the day the current fair market value of the Common Stock is being determined; or

                  (B) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq Stock Market but is actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid and asked prices reported by the National Quotation Bureau (or similar system) over the twenty-one (21) day period ending three days before the day the current fair market value of the Common Stock is being determined;

            (iii) if at any time the Common Stock is not listed on any national securities exchange or quoted on the Nasdaq Stock Market or actively traded or in the over-the-counter market, the current fair market value of Common Stock shall be the price per share which the Company could obtain from a willing buyer (not

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      a current employee or director) for shares of Common Stock sold by the
      Company, from authorized but unissued shares, as determined in good faith by its Board of Directors, unless the Company shall become subject to a merger, consolidation or other acquisition pursuant to which the holders of Common Stock receive securities and/or other property in exchange for their Common Stock, in which case the fair market value of Common Stock shall be deemed to be the value of the securities and other property received by the holders of the Company's Common Stock per share of Common Stock pursuant to such merger, consolidation or other acquisition.

      4.    ADJUSTMENT FOR REORGANIZATIONS, CONSOLIDATIONS, MERGERS, ETC.

      (a)   CERTAIN ADJUSTMENTS.

            (i) In case at any time or from time to time prior to the exercise of the Warrant but before the Automatic Conversion Effective Time, the Company effects an "Extraordinary Preferred Stock Event" (as hereafter defined), then in each such case, (A) the number of shares of Preferred Stock purchasable hereunder shall be adjusted to the number obtained by multiplying the number of shares of Preferred Stock purchasable hereunder immediately before such Extraordinary Preferred Stock Event by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding (excluding treasury stock) immediately after such Extraordinary Preferred Stock Event and the denominator of which shall be the number of shares of Preferred Stock outstanding (excluding treasury stock) immediately before such Extraordinary Preferred Stock Event, and
      (B) the Exercise Price shall be adjusted to the number obtained by multiplying the Exercise Price in effect immediately before such Extraordinary Preferred Stock Event by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding (excluding treasury stock) immediately before such Extraordinary Preferred Stock Event and the denominator of which shall be the number of shares of Preferred Stock outstanding (excluding treasury stock) immediately after such Extraordinary Preferred Stock Event, in each case subject to further adjustment thereafter as provided herein. The term "Extraordinary Preferred Stock Event" shall mean (x) the issuance of additional shares of Preferred Stock as a dividend or other distribution on outstanding Preferred Stock, (y) the subdivision of outstanding shares of Preferred Stock into a greater number of shares of Preferred Stock, or (z) the combination of outstanding shares of Preferred Stock into a smaller number of shares of Preferred Stock.

            (ii) In case at any time or from time to time prior to the exercise of the Warrant but after the Automatic Conversion Effective Time, the Company effects an "Extraordinary Common Stock Event" (as hereafter defined), then in each such case, (A) the number of shares of Common Stock purchasable hereunder shall be adjusted to the number obtained by multiplying the number of shares of Common Stock purchasable hereunder immediately before such Extraordinary Common Stock Event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (excluding treasury stock) immediately after such

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      Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding (excluding treasury stock) immediately before such Extraordinary Common Stock Event, and (B) the Exercise Price shall be adjusted to the number obtained by multiplying the Exercise Price in effect immediately before such Extraordinary Common
      Stock Event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (excluding treasury stock) immediately before such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding (excluding treasury stock) immediately after such Extraordinary Common Stock Event, in each case subject to further adjustment thereafter as provided herein. The term "Extraordinary Common Stock Event" shall mean (x) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (y) the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (z) the combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

            (iii) In case at any time or from time to time prior to the exercise of the Warrant, the Company (A) effects a capital reorganization, reclassification, or recapitalization, (B) consolidates with or merges with or into any other person or entity, or (C) transfers all or substantially all of its properties or assets to any other person or entity under any plan or arrangement contemplating the dissolution of the Company, then in each such case, the registered holder of this Warrant, upon exercise hereof at any time after or simultaneously with the consummation of such reorganization, reclassification, recapitalization, consolidation, or merger or the effective date of such dissolution, as the case may be, will receive, in lieu of the securities issuable upon such exercise before such consummation or effective date, the other securities, cash, and/or property to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case maybe, if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided herein.

      (b) APPOINTMENT OF TRUSTEE FOR WARRANT HOLDERS UPON DISSOLUTION. In the event of any dissolution of the Company, the Company, prior to such dissolution, will, at its expense, deliver or cause to be delivered the securities, property, and/or cash receivable by the registered holder of the Warrant after the effective date of such dissolution pursuant to this Section 4 to a bank or trust company having its principal office in Delaware, as trustee for the registered holder of this Warrant.

      (c) CONTINUATION OF TERMS. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this
Section 4, this Warrant will continue in full force and effect and the terms hereof will be applicable to the securities, cash, and/or property receivable on the exercise of this Warrant after or simultaneously with the consummation of such reorganization, consolidation, or merger or the effective date of dissolution following any such transfer, as the case may be, and will be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer the person or entity acquiring all or substantially all of the properties

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or assets of the Company, whether or not such person or entity expressly assumes the Company's obligations under this Warrant as provided in Section 5 hereof.

      5. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the registered holder of this Warrant against dissolution. Without limiting the generality of the foregoing, the Company (i) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock upon exercise of this Warrant from time to time and (ii) will not transfer all or substantially all of its properties and assets to any other person or entity or consolidate into or merge with or into any other person or entity (if the Company is not the surviving entity), unless such other person or entity expressly agrees in writing (naming the registered holder hereof, as such, as an intended third-party beneficiary) to assume and satisfy all of the Company's obligations under this Warrant

      6. AUTOMATIC CONVERSION OF THE PREFERRED STOCK. If at any time the issued and outstanding shares of the Preferred Stock shall be automatically converted into shares of Common Stock under the terms of the Company's Certificate of Incorporation as amended from time to time (the "Certificate of Incorporation"), then upon and after the effective time of such automatic conversion of the Preferred Stock (the "Automatic Conversion Effective Time"), the right to purchase Preferred Stock granted herein shall terminate, and this Warrant shall represent the right to purchase a number of shares of Common Stock calculated as follows:

                       X =  (Y)(Z)

            Where:     X =  the number of shares of Common Stock purchasable
                            under this Warrant upon and after such Automatic
                            Conversion Effective Time

                       Y =  the number of shares of Preferred Stock
                            purchasable under this Warrant immediately prior to such Automatic Conversion Effective Time

                       Z= the number of shares of Common Stock issuable upon conversion of each share of Preferred Stock immediately prior to such Automatic Conversion Effective Time

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            and the Exercise Price per share of Common Stock shall be a price calculated as follows:

                      A =   (B)(X)/Y

            Where:    A =   the Exercise Price per share of Common Stock upon
                            and after such Automatic Conversion Effective Time

                      B = the Exercise Price per share of Preferred Stock immediately prior to such Automatic Conversion Effective Time

                      X = the number of shares of Preferred Stock purchasable under this Warrant immediately prior to such Automatic Conversion Effective Time

                      Y = the number of shares of Common Stock purchasable under this Warrant upon and after such Automatic Conversion Effective Time

      Thereafter, the number of shares of Common Stock purchasable hereunder and the Exercise Price per share shall be subject to adjustment for the types of events described in Section 4 above that occur with respect to the Common Stock.

      7. NOTICES OF RECORD DATE, ETC. In the event from time to time of any proposed or contemplated:

      (a) taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

      (b) capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all the assets of the Company to, or any consolidation or merger of the Company with or into, any other person or entity; or

      (c) voluntary or involuntary dissolution, liquidation, or winding-up of the Company;

then, and in each such event the Company will mail or cause to be mailed to the registered holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right, or (ii) the date on which any

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such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation, or winding-up is anticipated to take place and the time, if any is to be fixed, as of which the holders of record of any class or series of the Company's capital stock or other securities will be entitled to exchange such stock or other securities for other securities, cash, and/or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation, or winding-up. Such notice will be mailed at least thirty days prior to the earliest date specified in such notice on which any such action or transaction is to be taken or consummated.

      8. RESERVATION OF SECURITIES ISSUABLE ON EXERCISE OF WARRANT. The Company at all times and from time to time will reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, the quality and quantities of securities from time to time issuable upon exercise of this Warrant. If at any time the Company does not have sufficient authorized securities to comply with the foregoing sentence, the Company promptly will take all steps (including without limitation amending the Certificate of Incorporation) necessary to provide this quality and quantity of securities sufficient to effect the exercise in full of this Warrant.

      9. WARRANT AGENT. The Company may, by written notice to the registered holder of this Warrant, appoint an agent having an office in Delaware for the purpose of issuing securities upon exercise of this Warrant, exchanging or replacing this Warrant, or any of the foregoing, and thereafter any such issuance, exchange, or replacement as the case may be, will be made at such office by such agent.

      10. CAPTIONS. The captions of sections or subsections of this Warrant are for reference only and will not affect the interpretation or construction of this Warrant.

      11. EQUITABLE RELIEF. The Company hereby acknowledges that any breach by it of its obligations under this Warrant would cause substantial and irreparable damage to the registered holder hereof and that money damages would be an inadequate remedy therefor, and accordingly, acknowledges and agrees that, in addition to any other rights and remedies to which the registered holder hereof may be entitled in respect of any breach of such obligations, such holder will be entitled to an injunction, specific performance and/or other equitable relief to prevent the breach of such obligations.

      12. WAIVERS. No waiver of any breach or default hereunder will be valid unless in a writing signed by the registered holder hereof. No failure or other delay by the registered bolder hereof exercising any right, power, or privilege hereunder will be or operate as a waiver thereof; nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

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      13. GOVERNING LAW. This Warrant will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law).

      Executed and delivered under seal on and as of the date first above written.

                                          EPICEPT CORPORATION

                                          By: /s/ Peter Golikov
                                              -----------------------
                                              President

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                                SUBSCRIPTION FORM

      The undersigned, the registered holder of the within Stock Purchase Warrant, hereby elects to exercise the purchase right represented by such Warrant as follows:

      The undersigned hereby elects to purchase ___ shares of Preferred Stock and herewith makes payment of $___________ therefor.

      The undersigned hereby elects to exercise this Warrant by the net issuance method described in Section 3 of this Warrant and to receive ___ shares of Preferred Stock.

      The undersigned further requests that the certificates representing such shares be issued in the name of and delivered to ___________________________________ and if such shares shall not include all of the shares issuable under this Warrant, that a new Warrant of like tenor and date be delivered to the undersigned for the shares not issued.

Dated: _______________                          ________________________________
                                                Name of Registered Holder